Exhibit No. 32.1
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith.
Armstrong World Industries, Inc.
(the “Company”)
Written Statement by Chief Executive Officer
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002
I certify to the best of my knowledge and belief that the Company’s Form 10-K annual report containing its financial statements for the fiscal year ended December 31, 2009 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company as of that date.

/s/ Michael D. Lockhart
Michael D. Lockhart
Chairman and Chief Executive Officer
Armstrong World Industries, Inc.
Dated: February 26, 2010